Exhibit 10.3
Execution Copy
INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of February 18, 2014 and entered into by and between WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, in its capacity as agent under the ABL Documents, including its successors and assigns in such capacity from time to time (“ABL Agent”), and DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as agent under the Term Loan Documents, including its successors and assigns in such capacity from time to time (“Term Loan Agent”).

RECITALS

Kronos Worldwide, Inc. (“Parent”), Kronos Louisiana, Inc. (“KL”), Kronos (US), Inc. (“KUS”) and Kronos Canada, Inc. (“KC”, and together with Parent, KL and KUS, each a “Borrower” and collectively “Borrowers”), the lenders party thereto, and ABL Agent, have entered into that certain Credit Agreement dated as of June 18, 2012 (the “ABL Credit Agreement”) providing for a revolving credit facility pursuant to which such lenders have made or may, from time to time, make loans and provide other financial accommodations to Borrowers.  The obligation of Borrowers to repay such loans and other financial accommodations under the ABL Credit Agreement is guaranteed by the Subsidiaries of Borrowers identified in the ABL Security Agreement (as defined below) or any other ABL Collateral Document as guarantors of ABL Debt (such Subsidiaries, the “ABL Guarantors”);

Parent, the lenders party thereto, and Term Loan Agent, have entered into that certain Credit Agreement dated as of the date hereof (the “Term Loan Credit Agreement”) pursuant to which such lenders have agreed to make term loans to Parent.  The obligation of Parent to repay such term loans under the Term Loan Credit Agreement is guaranteed by KL, KUS and Kronos International, Inc. and each other Subsidiary of Parent from time to time identified in the Term Loan Collateral Documents as guarantors of Term Loan Debt (“KII” and together with KL and KUS, the “Term Loan Guarantors” and, together with the ABL Guarantors, the “Guarantors”);

The obligations of Borrowers and the ABL Guarantors under the ABL Documents are to be secured on a first priority basis by Liens on the ABL Collateral (defined below);

The obligations of Parent and the Term Loan Guarantors under the Term Loan Documents are to be secured on a first priority basis by Liens on the Term Loan Priority Collateral (defined below) and on a second priority basis by Liens on the ABL Collateral; and

ABL Agent, for itself and on behalf of the ABL Claimholders, and Term Loan Agent, for itself and on behalf of the Term Loan Claimholders, desire to enter into this Agreement to (a) confirm the relative priority of their respective security interests in the assets of Borrowers and the Guarantors, (b) provide for the application, in accordance with such priorities, of proceeds of such assets and properties, and (c) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.   Definitions; Rules of Construction.

1.1 Defined Terms.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.  As used in the Agreement, the following terms shall have the following meanings:

 “ABL Agent” has the meaning set forth in the preamble to this Agreement; provided that, after the consummation of any Refinancing, the term “ABL Agent” shall refer to any Person appointed by the holders of the ABL Debt at such time as agent for themselves for purposes of, among other things, this Agreement.

“ABL Canadian Obligations” means all ABL Debt of Foreign Subsidiaries that constitute “Canadian Obligations” as defined in the ABL Credit Agreement as in effect on the date hereof.

“ABL Cap” means, as of any date of determination, the result of the sum of (which amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts accrued or charged with respect to any of the ABL Debt (other than Excess ABL Debt) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the ABL Debt and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding):

(i)           $160,000,000, plus

(ii)           the amount of the Bank Product Obligations, plus

(iii)           the ABL DIP Amount.

Any net increase in the aggregate principal amount of a loan or Letter of Credit (on a U.S. Dollar equivalent basis) after the loan is made or the Letter of Credit issued that is caused by a fluctuation in the exchange rate of the currency in which the loan or Letter of Credit is denominated will be ignored in determining whether the ABL Cap has been exceeded.

“ABL Claimholders” means, as of any date of determination, the holders of the ABL Debt at that time, including (a) ABL Agent, (b) the ABL Lenders, (c) the Underlying Issuer (as that term is defined in the ABL Credit Agreement), and (d) the Bank Product Providers.

“ABL Collateral” means the assets of each and every Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any ABL Debt, including all proceeds and products thereof; provided, that, in no event shall ABL Collateral include Term Loan Priority Collateral.

“ABL Collateral Documents” means the ABL Security Agreement, any security agreement, mortgage, deed of trust and other collateral document executed and delivered in connection with the ABL Credit Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any ABL Debt or under which rights or remedies with respect to such Liens are governed, in each case as the same may be amended, supplemented, waived or modified from time to time.

“ABL Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“ABL Debt” means all Obligations (as that term is defined in the ABL Credit Agreement) and all other amounts owing, due, or secured under the terms of the ABL Credit Agreement or any other ABL Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, reasonable attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, Letters of Credit, Bank Product Obligations, obligations to provide cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any ABL Grantor, or that would have accrued or become due under the terms of the ABL Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“ABL Default” means any “Event of Default”, as such term is defined in any ABL Document.

“ABL DIP Amount” means, after the commencement of an Insolvency Proceeding by any Grantor, $12,500,000.

“ABL Documents” means the ABL Collateral Documents, the ABL Credit Agreement, and each of the other Loan Documents (as that term is defined in any ABL Credit Agreement), in each case, as the same may be amended, supplemented, waived or modified from time to time.

“ABL Foreign Collateral” means all assets and properties of the Foreign Subsidiaries of Parent which are subject to Liens securing the ABL Canadian Obligations.

“ABL Grantor” means Borrowers and each ABL Guarantor.

“ABL Lenders” means the “Lenders” as that term is defined in the ABL Credit Agreement (including the Issuing Lender and the Swing Lender (as those terms are defined in the ABL Credit Agreement)).

“ABL Priority Debt” means all ABL Debt other than Excess ABL Debt.

“ABL Security Agreement” means the “Guaranty and Security Agreement” as that term is defined in the ABL Credit Agreement.

“Agreement” has the meaning set forth in the preamble hereto.

“Bank Product Agreements” means the “Bank Product Agreements,” as that term is defined in the ABL Credit Agreement.

“Bank Product Obligations” means the “Bank Product Obligations,” as that term is defined in the ABL Credit Agreement.

“Bank Product Providers” means the “Bank Product Providers,” as that term is defined in the ABL Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally.

“Borrowers” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City and Chicago, Illinois are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means the ABL Claimholders and the Term Loan Claimholders, or any one of them.

“Collateral” means ABL Collateral and Term Loan Priority Collateral.

“Debt” means ABL Debt or Term Loan Debt, as the context requires.

“Default Disposition” has the meaning set forth in Section 5.1(d).

“DIP Financing” has the meaning set forth in Section 6.2.

“DIP Financing Conditions” means (a) that Term Loan Agent retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with, in the case of Term Loan Priority Collateral, the same priority as existed prior to the commencement of any applicable Insolvency Proceeding, (b) in the case of DIP Financing, that the principal amount of such DIP Financing plus the outstanding principal amount of other ABL Debt does not exceed the ABL Cap, (c) the proposed Cash Collateral use or DIP Financing does not compel any ABL Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation, as applicable, (d) the proposed Cash Collateral order or DIP Financing documentation does not expressly require the sale of all or substantially all of the Collateral prior to a default under the Cash Collateral order or DIP financing documentation, and (e) in the case of DIP Financing, that the DIP Financing is otherwise subject to the terms of this Agreement.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Enforcement Action” means

(a)           the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings or, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition,

(b)           the exercise of any right or remedy provided to a secured creditor under the ABL Documents or the Term Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor or any depositary bank, securities intermediary, or other person obligated on any Collateral of any Grantor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation,

(c)           the Disposition of all or any portion of the Collateral, by private or public sale or any other means,

(d)           the solicitation of bids from third parties to conduct the Disposition of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(e)           the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purpose of valuing, marketing, or Disposing of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(f)           the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the ABL Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or any material portion of the Collateral to facilitate the actions described in the preceding clauses), and

(g)           the pursuit of Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time.

“Enforcement Notice” means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either the ABL Agent with respect to the ABL Collateral or the Term Loan Agent with respect to the Term Loan Priority Collateral to the other specifying that it is an Enforcement Notice and the relevant Event of Default.

“Equity Interests” means with respect to a person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement or any ABL Collateral Document or the Term Loan Credit Agreement or any Term Loan Collateral Document, as the context may require.

“Excess ABL Debt” means the sum of (a) the portion of the principal amount of the loans outstanding under the ABL Documents and the undrawn amount of outstanding Letters of Credit that is in excess of the ABL Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and Letters of Credit described in clause (a) of this definition.

“Excess Term Loan Debt” means the sum of (a) the portion of the principal amount of the loans outstanding under the Term Loan Documents that is in excess of the Term Loan Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the loans described in clause (a) of this definition.

“Final Order” means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been filed or sought, such order shall have been affirmed or confirmed by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“Foreign Subsidiary” means any subsidiary of KC and any other Subsidiary of Parent that is a controlled foreign corporation (as that term is defined in the IRC).

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means the ABL Grantors and the Term Loan Grantors, and each other person that may, from time to time, execute and deliver a ABL Collateral Document or a Term Loan Collateral Document as a “debtor,” “grantor,” “obligor,” or “pledgor” (or the equivalent thereof) or that may, from time to time, be (or whose assets may be) subject to a judgment lien in favor of any of the ABL Claimholders or any of the Term Loan Claimholders in respect of the ABL Debt or the Term Loan Debt, as applicable, and “Grantor” means any one of them.

“Guarantors” has the meaning set forth in the recitals to this Agreement and “Guarantor” means any one of them.

“Inalienable Interests” has the meaning set forth in Section 4.4.

“Insolvency Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b)           any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)           any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)           any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Grantor.

“Letters of Credit” means the “Letters of Credit” as that term is defined in the ABL Credit Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Ordinary Course Collections” has the meaning set forth in Section 4.1.

“Parent” has the meaning set forth in the recitals to this Agreement.

“Payment in Full of ABL Priority Debt” means, except to the extent otherwise expressly provided in Section 5.5 or in Section 6.8:

(a)           payment in U.S. Dollars in full in cash or immediately available funds of all of the ABL Priority Debt (other than outstanding Letters of Credit and Bank Product Obligations and other than unasserted contingent indemnification obligations);

(b)           termination or expiration of all commitments, if any, of the ABL Lenders to extend credit to Borrowers;

(c)           termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the ABL Credit Agreement) in respect of, all outstanding Letters of Credit that compose a portion of the ABL Priority Debt; and

(d)           termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the ABL Credit Agreement) in respect of, all Bank Product Obligations, and

(e)           providing cash collateral to ABL Agent in such amount as ABL Agent determines is reasonably necessary to secure the ABL Claimholders in accordance with the ABL Credit Agreement in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the ABL Claimholders may be entitled to indemnification by any ABL Grantor pursuant to the indemnification provisions in the ABL Loan Documents.

“Permitted Junior Secured Refinancing Debt” shall mean any “Permitted Junior Secured Refinancing Debt” as defined in the Term Loan Credit Agreement.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Purchase Notice” has the meaning set forth in Section 5.6(a).

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, supplement, restructure, replace,  refund, or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers, or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Retained Interest” has the meaning set forth in Section 5.6(h).

“Standstill Notice” means a written notice from Term Loan Agent to ABL Agent identified by its terms as a “Standstill Notice” for purposes of this Agreement and stating that an Term Loan Default has occurred and is continuing and that, as a consequence thereof, Term Loan Agent has declared all of the Term Loan Priority Debt to be immediately due and payable.

“Standstill Period” means the period of 180 days commencing on the date on which ABL Agent receives the applicable Standstill Notice.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity as to which that person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Term Loan Agent” has the meaning set forth in the preamble to this Agreement or, in the event of a Refinancing of the Term Loan Credit Agreement, another Person designated as the “Agent” or “Collateral Agent” under the relevant subsequent Term Loan Credit Agreement (or if there is more than one such Person, the Term Loan Agent for the Term Loan Credit Agreement under which the greatest aggregate credit exposure is outstanding at the time.

“Term Loan Cap” means the result of (a) $450,000,000, plus (b) an additional amount so long as after giving effect to the incurrence thereof, the Consolidated Senior Secured Leverage Ratio (as defined in, and calculated pursuant to Section 3.13(a) of, the Term Loan Credit Agreement) does not exceed 2.50 to 1.00, plus (c) any increase in the principal amount by payment-in-kind of interest accrued on the amounts set forth in clauses (a) and (b).

“Term Loan Claimholders” means, as of any date of determination, the holders of the Term Loan Debt at that time, including (a) Term Loan Agent, and (b) the Term Loan Lenders.

“Term Loan Collateral” means all of the assets of each and every Term Loan Grantor, whether real, personal, or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Term Loan Debt, including all proceeds and products thereof.

“Term Loan Collateral Documents” means the Term Loan Security Agreement, any security agreement, mortgage, deed of trust and other collateral document executed and delivered in connection with the Term Loan Credit Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Term Loan Debt or under which rights or remedies with respect to such Liens are governed, in each case, as the same may be amended, supplemented, waived or modified from time to time..

“Term Loan Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Loan Debt” means all Obligations (as that term is defined in the Term Loan Credit Agreement) and all other amounts owing, due, or secured under the terms of the Term Loan Credit Agreement or any other Term Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, reasonable attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Term Loan Grantor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

 “Term Loan Default” means any “Event of Default”, as such term is defined in any Term Loan Document.

“Term Loan Deficiency Claim” means any portion of the Term Loan Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

“Term Loan Documents” means the Term Loan Collateral Documents, the Term Loan Credit Agreement, and each of the other Loan Documents (as that term is defined in the Term Loan Credit Agreement), in each case, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Term Loan Grantor” means Parent and the Term Loan Guarantors.

“Term Loan Lenders” means the “Lenders” as that term is defined in the Term Loan Credit Agreement.

“Term Loan Priority Collateral” means the following:

(i) (a) 100% of the Equity Interests of KL (and any successor entity), KII (and any successor entity) and KUS (and any successor entity) and (b) (x) 65% of the Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) or any successor regulation thereto) and (y) 100% of all other Equity Interests of KC (and any successor entity), Kronos Titan GmbH (and any successor entity) and Kronos Denmark ApS (and any successor entity);

(ii) all of the Equity Interests required to be pledged by any Term Loan Grantor pursuant to Section 6.14 of the Term Loan Credit Agreement;

(iii) the intercompany note described in Schedule 3 to the Term Loan Security Agreement and issued by KII to Parent and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof;

(iv) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of any of the assets referred to in the foregoing clauses (i) through (iii), from time to time received, receivable or otherwise distributed to a Term Loan Grantor in respect of or in exchange for any or all of the assets referred to in the foregoing clauses (i) through (iii);

(v) all books and records evidencing, relating to, or referring to any of the foregoing (excluding books and records evidencing, relating to, or referring ABL Collateral); and

(vi) all of the proceeds (as such term is defined in the UCC) and products, whether tangible or intangible, of any of the foregoing.

“Term Loan Priority Debt” means all Term Loan Debt other than Excess Term Loan Debt.

“Term Loan Secured Claim” means any portion of the Term Loan Debt not constituting a Term Loan Deficiency Claim.

“Term Loan Security Agreement” means the “Security Documents” as that term is defined in the Term Loan Credit Agreement.

“Triggering Event” means (a) the acceleration of any ABL Priority Debt, (b) ABL Agent’s taking of any Enforcement Action with respect to all or a material portion of the ABL Collateral, (c) the occurrence of a Term Loan Default as a result of a failure to make payment of any Term Loan Priority Debt when due under the terms of the Term Loan Documents, or (d) the commencement of an Insolvency Proceeding with respect to any ABL Grantor.

“UCC” means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

1.2 Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the ABL Credit Agreement.  Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b) any reference to a definition in a ABL Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the ABL Debt);

(c) any reference to a definition in a Term Loan Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the Term Loan Debt);

(d) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinancing thereto or thereof occurring after the date hereof;

(e) any definition of, or reference to, ABL Debt or the Term Loan Debt herein shall be construed as referring to the ABL Debt or the Term Loan Debt (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced in accordance with the terms of this Agreement;

(f) any reference herein to any person shall be construed to include such person’s successors and assigns and as to any Grantor shall be deemed to include a receiver, trustee, or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;

(g) except as otherwise expressly provided herein, any reference to ABL Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding on each of the ABL Claimholders, any reference to ABL Agent shall be construed as referring to ABL Agent, for itself and on behalf of the other ABL Claimholders, any reference to Term Loan Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the Term Loan Claimholders, any reference to Term Loan Agent shall be construed as referring to Term Loan Agent, for itself and on behalf of the other Term Loan Claimholders, any reference to the ABL Claimholders shall be construed as including ABL Agent, and any reference to the Term Loan Claimholders shall be construed as referring to Term Loan Agent;

(h) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(i) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise specified; and

(j) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.   Lien Priorities.

2.1 Relative Priorities.

(a) Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the ABL Collateral securing the Term Loan Debt or of any Liens in the ABL Collateral securing the ABL Debt (including, in each case, notwithstanding whether any such Lien is granted (or secures Debt relating to the period) before or after the commencement of any Insolvency Proceeding) with respect to an ABL Grantor and notwithstanding any contrary provision of the UCC or any other applicable law, the Term Loan Documents or the ABL Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Debt, or any other circumstance whatsoever, ABL Agent and Term Loan Agent hereby agree that:

(i) any Lien with respect to the ABL Collateral securing any ABL Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent or any other ABL Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the ABL Collateral securing (A) any Term Loan Debt or (B) any Excess ABL Debt;

(ii) any Lien with respect to the ABL Collateral securing any Term Loan Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent or any other Term Loan Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the ABL Collateral securing any ABL Priority Debt and (B) senior in all respects and prior to any Lien with respect to the ABL Collateral securing (1) any Excess ABL Debt or (2) any Excess Term Loan Debt;

(iii) any Lien with respect to the ABL Collateral securing any Excess ABL Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent or any other ABL Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be (A) junior and subordinate in all respects to all Liens with respect to the ABL Collateral securing (1) any ABL Priority Debt or (2) any Term Loan Priority Debt and (B) be senior in all respects and prior to any Lien with respect to the ABL Collateral securing any Excess Term Loan Debt; and

(iv) any Lien with respect to the ABL Collateral securing any Excess Term Loan Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent or any other Term Loan Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the ABL Collateral securing (A) any ABL Priority Debt, (B) any Term Loan Priority Debt, or (C) any Excess ABL Debt.

(b) All Liens with respect to the ABL Collateral securing any ABL Priority Debt shall be and remain senior in all respects and prior to all Liens with respect to the ABL Collateral securing any Term Loan Debt or any Excess ABL Debt, in each case, for all purposes, whether or not such Liens securing any ABL Priority Debt are subordinated to any Lien securing any other obligation of any ABL Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement and the Term Loan Credit Agreement, or as contemplated in Section 6.2).  All Liens with respect to the ABL Collateral securing any Term Loan Priority Debt shall be and remain senior in all respects and prior to all Liens with respect to the ABL Collateral securing any Excess ABL Debt or any Excess Term Loan Debt, in each case, for all purposes, whether or not such Liens securing any Term Loan Priority Debt are subordinated to any Lien securing any other obligation of any Term Loan Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement and the Term Loan Credit Agreement, or as contemplated in Section 6.2). All Liens with respect to the ABL Collateral securing any Excess ABL Debt shall be and remain senior in all respects and prior to all Liens with respect to the ABL Collateral securing any Excess Term Loan Debt for all purposes, whether or not such Liens securing any Excess ABL Debt are subordinated to any Lien securing any other obligation of any ABL Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement and the Term Loan Credit Agreement, or as contemplated in Section 6.2).

2.2 Prohibition on Contesting Liens or Claims.  Each of Term Loan Agent and ABL Agent agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the extent, validity, attachment, perfection, priority, or enforceability of a Lien held by or on behalf of any of the  ABL Claimholders in the ABL Collateral (or the extent, validity, allowability, or enforceability of any ABL Debt secured thereby or purported to be secured thereby) or by or on behalf of any of the Term Loan Claimholders in the Term Loan Collateral (or the extent, validity, allowability, or enforceability of any Term Loan Debt secured thereby or purported to be secured thereby), as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of ABL Agent, any other ABL Claimholder, Term Loan Agent, or any other Term Loan Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Debt and the Term Loan Debt as provided in Sections 2.1 and 3.

2.3 New Liens.

(a) So long as the Payment in Full of ABL Priority Debt has not occurred, and so long as no Insolvency Proceeding has been commenced by or against any ABL Grantor, the parties hereto agree that no ABL Grantor shall:

(i) grant or permit any additional Liens on any asset (other than Term Loan Priority Collateral) to secure any Term Loan Debt unless such Grantor gives ABL Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the ABL Debt concurrently with the grant of a Lien thereon in favor of Term Loan Agent; or

(ii) grant or permit any additional Liens on any asset that would constitute ABL Collateral (other than ABL Foreign Collateral) to secure any ABL Debt unless such ABL Grantor gives Term Loan Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Term Loan Debt concurrently with the grant of a Lien thereon in favor of ABL Agent.

(b) To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to ABL Agent or the other ABL Claimholders, Term Loan Agent agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to Term Loan Agent or the other Term Loan Claimholders, ABL Agent agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements.  The parties hereto agree that it is their intention that the ABL Collateral (other than ABL Foreign Collateral) granted to ABL Agent and to Term Loan Agent be identical in all material respects.  In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(i) upon the reasonable request by ABL Agent or Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral (other than ABL Foreign Collateral) and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Documents and the Term Loan Documents with respect thereto; and

(ii) that the ABL Collateral Documents with respect to the ABL Collateral (other than with respect to ABL Foreign Collateral) and Term Loan Collateral Documents with respect to the ABL Collateral, shall be, in all material respects, the same forms of documents other than with respect to the ABL and the Term Loan nature thereof and with respect to the Term Loan Priority Collateral;

(b) The foregoing to the contrary notwithstanding, each of the parties agrees that to the extent that ABL Agent or Term Loan Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the ABL Collateral as of the date hereof or which would not constitute ABL Collateral without a grant of a security interest or lien separate from the ABL Documents or Term Loan Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the ABL Collateral securing the ABL Debt and the Term Loan Debt will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the ABL Collateral resulting therefrom are hereby expressly permitted by this Agreement.

(c) The parties hereto acknowledge that the ABL Agent has a first priority Lien on the ABL Foreign Collateral to secure the ABL Canadian Obligations, and that the Term Loan Claimholders do not have a Lien on the ABL Foreign Collateral.  The parties hereto acknowledge that the Term Loan Agent has a first priority Lien on the Term Loan Priority Collateral to secure the Term Loan Debt, and that the ABL Claimholders do not have a Lien on the Term Loan Priority Collateral.

SECTION 3.   Exercise of Remedies.

3.1 Standstill.  Until the Payment in Full of ABL Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any ABL Grantor, Term Loan Agent and the other Term Loan Claimholders will not, except to the extent expressly permitted by Section 3.3 or Section 6:

(a) take any Enforcement Action with respect to any ABL Collateral; provided, that (i) if a Term Loan Default has occurred and is continuing, Term Loan Agent may take Enforcement Actions after the expiration of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, the Term Loan Default which gave rise to such Standstill Period is no longer continuing, Term Loan Agent may not take Enforcement Actions until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Term Loan Default that was not continuing as of the date of the delivery of the immediately prior Standstill Notice), and (ii) in no event shall Term Loan Agent or any other Term Loan Claimholder take any Enforcement Action with respect to the ABL Collateral if, notwithstanding the expiration of the most recent Standstill Period, ABL Agent or any other ABL Claimholder shall have commenced prior to the expiration of such most recent Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by Term Loan Agent with respect to all or any material portion of the ABL Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the ABL Collateral, and (iii) prior to taking any Enforcement Action, or action to commence or petition for any Insolvency Proceeding after the end of the most recent Standstill Period, Term Loan Agent shall give ABL Agent not more than 20 Business Days and not less than 5 Business Days prior written notice of the intention of Term Loan Agent or any other Term Loan Claimholder to exercise such rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the then existing Standstill Period (provided that the failure to give such notice shall only affect Term Loan Agent’s right to commence an Enforcement Action but shall otherwise not affect Term Loan Agent’s other rights under this Agreement);

(b) commence or join with any person (other than ABL Agent) in commencing, or filing a petition for, any Insolvency Proceeding against any ABL Grantor until after the expiration of the Standstill Period;

(c) contest, protest, or object to any Enforcement Action by ABL Agent or any other ABL Claimholder and has no right to direct ABL Agent to take any Enforcement Actions or take any other action under the ABL Documents, in each case with respect to the ABL Collateral; and

(d) object to (and waive any and all claims with respect to) the forbearance by ABL Agent or the ABL Claimholders from taking any Enforcement Action with respect to the ABL Collateral.

3.2 Exclusive Enforcement Rights.  Until the Payment in Full of ABL Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any ABL Grantor, but subject to the first proviso to Sections 3.1(a), Section 3.1(b), Section 3.3 and Section 6, the ABL Claimholders shall have the exclusive right to take Enforcement Actions with respect to the ABL Collateral without any consultation with or the consent of any Term Loan Claimholder; provided, however, that the Liens of Term Loan Agent shall attach to any proceeds (other than proceeds applied to the ABL Priority Debt) of any ABL Collateral released or disposed of, subject to the relative priorities described in Section 2 and the application of proceeds otherwise provided in Section 4.1.  In connection with any Enforcement Action with respect to ABL Collateral, the ABL Claimholders may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of ABL Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.  After the Payment in Full of ABL Priority Debt or the expiration of the applicable Standstill Period, whether or not any Insolvency Proceeding has been commenced by or against any ABL Grantor, but subject to the first proviso to Section 3.1(a), Section 3.1(b), Section 3.3 and Section 6, the Term Loan Agent shall have the right to take Enforcement Actions with respect to the ABL Collateral without any consultation with or the consent of any ABL Claimholder but otherwise subject to the other terms and provisions of this Agreement including the relative priorities in the ABL Collateral described in Section 2 and the application of proceeds provided in Section 4.1.  In connection with any Enforcement Action with respect to the ABL Collateral by Term Loan Agent, the Term Loan Agent may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, subject to the other terms and provisions of this Agreement.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of ABL Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3 Term Loan Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, any Term Loan Claimholder may:

(a) if an Insolvency Proceeding has been commenced by or against any Term Loan Grantor, file a proof of claim or statement of interest with respect to the Term Loan Debt;

(b) take any action (not adverse to the priority status of the Liens on the ABL Collateral securing the ABL Priority Debt, or the rights of ABL Agent or any other ABL Claimholder to undertake Enforcement Actions with respect to the ABL Collateral) in order to create, perfect, preserve or protect its Lien in and to the Collateral;

(c) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Claimholders, including any claims secured by the Collateral, if any;

(d) vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Term Loan Debt and the ABL Collateral;

(e) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the ABL Collateral initiated by ABL Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by ABL Agent (it being understood that neither Term Loan Agent nor any Term Loan Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(f) file any pleadings, objections, motions or agreements that assert rights or interests available to unsecured creditors of the Term Loan Grantors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(g) exercise any of its rights or remedies (including acceleration of the Term Loan Debt) with respect to any of the ABL Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1;

(h) make a cash bid on all or any portion of the ABL Collateral in any foreclosure proceeding or action;

(i) credit bid on all or any portion of the ABL Collateral, provided Payment in Full of ABL Priority Debt occurs prior to or in connection with any such credit bid; and

(j) engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations and appraisals of the ABL Collateral for the sole purpose of valuing the ABL Collateral and not for the purpose of marketing or conducting a disposition of such ABL Collateral, in each case in accordance with the Term Loan Documents; provided, however, that the Term Loan Agent shall not take any of the foregoing actions if they would interfere in any material respect with any Enforcement Actions with respect to the ABL Collateral by the ABL Agent.

3.4 Retention of Proceeds.  Neither Term Loan Agent nor any other Term Loan Claimholder shall be permitted to retain any proceeds of ABL Collateral in connection with any Enforcement Action unless and until the Payment in Full of ABL Priority Debt has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

3.5 Non-Interference.  Subject to any specific provision of this Agreement to the contrary, Term Loan Agent hereby:

(a) agrees that Term Loan Agent and the other Term Loan Claimholders will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with in any material respect any Enforcement Action by ABL Agent or any other ABL Claimholder with respect to the ABL Collateral, or that is otherwise not prohibited hereunder, including any Disposition of the ABL Collateral, whether by foreclosure or otherwise;

(b) until the Payment in Full of ABL Priority Debt has occurred and subject to Section 3.7, waives any and all rights it or the Term Loan Claimholders may have as a junior lien creditor or otherwise to object to the manner in which ABL Agent or the ABL Claimholders seek to enforce or collect the ABL Debt or the Liens securing the ABL Debt granted in any of the ABL Collateral, regardless of whether any action or failure to act by or on behalf of ABL Agent or the ABL Claimholders is adverse to the interest of the Term Loan Claimholders;

(c) waives any and all rights it or any other Term Loan Claimholders may have to oppose, object to, or seek to restrict the ABL Agent or the other ABL Claimholders from exercising their rights to set off or credit bid ABL Priority Debt in connection with the Disposition of any ABL Collateral; and

(d) acknowledges and agrees that no covenant, agreement or restriction contained in the Term Loan Collateral Documents or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of ABL Agent or the ABL Claimholders with respect to the ABL Collateral as set forth in this Agreement and the ABL Documents (provided that the foregoing shall not be deemed a waiver of any Term Loan Default or any rights against the Term Loan Grantors).

3.6 Unsecured Creditor Remedies.  Except as set forth in Sections 2.2, 3.1, 3.5, and 6, Term Loan Agent and the other Term Loan Claimholders may exercise rights and remedies as unsecured creditors generally against any Term Loan Grantor in accordance with the terms of the Term Loan Documents and applicable law so long as doing so is not, directly or indirectly, inconsistent with the terms of this Agreement; provided, that in the event that any Term Loan Claimholder becomes a judgment Lien creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Debt, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens in the ABL Collateral securing the Term Loan Debt.

3.7 Commercially Reasonable Dispositions; Notice of Exercise.  ABL Agent agrees that any Enforcement Action by ABL Agent with respect to ABL Collateral subject to Article 9 of the UCC shall be conducted by ABL Agent in a commercially reasonable manner.  Term Loan Agent agrees that any Enforcement Action by Term Loan Agent with respect to ABL Collateral subject to Article 9 of the UCC shall be conducted by Term Loan Agent in a commercially reasonable manner.  ABL Agent shall provide reasonable prior notice to Term Loan Agent of its initial material Enforcement Action taken after the delivery of each Standstill Notice that commences a Standstill Period.  Term Loan Agent shall provide reasonable prior notice to ABL Agent of its initial material Enforcement Action at any time permitted after the expiration of each Standstill Period.

SECTION 4.   Proceeds.

4.1 Application of Proceeds.

(a) Regardless of whether an Insolvency Proceeding has been commenced by or against any ABL Grantor, any ABL Collateral, or proceeds thereof, received in connection with any Enforcement Action and, except as otherwise provided in Sections 6.5 and 6.9(c), any ABL Collateral or proceeds thereof (or amounts distributed on account of a Lien in the ABL Collateral or the proceeds thereof) received in connection with any Insolvency Proceeding involving an ABL Grantor shall (at such time as such ABL Collateral or proceeds or other amounts have been monetized) be applied:

(i) first, to the payment in full in cash of costs and expenses of ABL Agent in connection with such Enforcement Action or Insolvency Proceeding,

(ii) second, to the payment in full in cash or cash collateralization of the ABL Priority Debt in accordance with the ABL Documents,

(iii) third, to the payment in full in cash of costs and expenses of Term Loan Agent in connection with such Enforcement Action or Insolvency Proceeding (to the extent Term Loan Agent’s Enforcement Action or action in the Insolvency Proceeding was permitted hereunder),

(iv) fourth, to the payment in full in cash of the Term Loan Priority Debt in accordance with the Term Loan Documents,

(v) fifth, to the payment in full in cash of the Excess ABL Debt in accordance with the ABL Documents, and

(vi) sixth, to the payment in full in cash of the Excess Term Loan Debt in accordance with the Term Loan Documents.

(b) Notwithstanding the foregoing, if any Enforcement Action with respect to the ABL Collateral produces non-cash proceeds that constitute ABL Collateral, then such non-cash proceeds shall be held by the ABL Agent as additional collateral and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. ABL Agent shall have no duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by ABL Agent that constitute ABL Collateral (other than any non-cash proceeds received on account of any Term Loan Secured Claim) may be distributed by ABL Agent to the ABL Claimholders in full or partial satisfaction of ABL Priority Debt in an amount determined by ABL Agent acting at the direction of the requisite ABL Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency Proceeding.  No receipt and application of any ABL Collateral, or proceeds thereof, received in the ordinary course of business and absent any affirmative enforcement action or remedies (other than the exercise of control with respect to any deposit account or securities account collateral and any notification to account debtors) by ABL Agent to collect or otherwise realize upon such ABL Collateral (such ABL Collateral, and the proceeds thereof, “Ordinary Course Collections”) shall constitute an Enforcement Action for purposes of this Agreement and all Ordinary Course Collections received by ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the ABL Credit Agreement.

4.2 Turnover.

(a) Unless and until the Payment in Full of ABL Priority Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any ABL Grantor), any ABL Collateral, or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.6), received by Term Loan Agent or any Term Loan Claimholder (i) in connection with an Enforcement Action with respect to the ABL Collateral by Term Loan Agent or any Term Loan Claimholder, or (ii) as a result of the collusion by Term Loan Agent or any Term Loan Claimholder with any ABL Grantor in violating the rights of ABL Agent or any other ABL Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and promptly (and in no event later than three Business Days) paid over to ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  ABL Agent is hereby authorized to make any such endorsements as agent for the Term Loan Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of ABL Priority Debt.

(b) Unless and until the Payment in Full of ABL Priority Debt has occurred and except as otherwise expressly provided in Section 2.1, Section 6.5 or  Section 6.9, if an ABL Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by Term Loan Agent or any Term Loan Claimholder on account of their Term Loan Secured Claims solely in respect of the ABL Collateral in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed plan of reorganization of such ABL Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Priority Debt), then such distribution shall be segregated and held in trust and promptly (and in no event later than three Business Days) paid over to ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  For the avoidance of doubt, unless and until the Payment in Full of ABL Priority Debt has occurred, the Term Loan Agent shall be required to turnover to the ABL Agent and the ABL Agent shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1 any cash or non-cash distribution received by the Term Loan Claimholders on account of their Term Loan Secured Claims solely in respect of the ABL Collateral pursuant to a confirmed plan of reorganization of an ABL Grantor (unless such distribution is made under a confirmed plan of reorganization of such ABL Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Priority Debt) irrespective of whether such plan of reorganization (or any Final Order in respect thereof) purports to find that the distribution to the ABL Claimholders pays the ABL Priority Debt in full.  ABL Agent is hereby authorized to make any such endorsements as agent for the Term Loan Claimholders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of ABL Priority Debt.

(c) Notwithstanding the foregoing, nothing in this Agreement shall prohibit (i) the receipt by the Term Loan Agent or any Term Loan Claimholder of the required payments of interest, principal (including scheduled amortization payments under the Term Loan Credit Agreement as in effect on the date hereof) and other amounts owed in respect of the Term Loan Priority Debt so long as such receipt is not (a) the direct or indirect result of the exercise by Term Loan Agent or any Term Loan Claimholder of rights or remedies as a secured creditor (including set-off) with respect to ABL Collateral or enforcement in contravention of this Agreement of any Lien on the ABL Collateral held by any of them or (b) as a result of any Term Loan Claimholder’s collusion with any ABL Grantor in violating the rights of the ABL Claimholders (within the meaning of Section 9-332 of the UCC or any similar applicable law) with respect to ABL Collateral or (ii) the receipt by the ABL Agent or any ABL Claimholder of the required payments of interest, principal and other amounts owed in respect of the ABL Priority Debt so long as such receipt is not (a) the direct or indirect result of the exercise by the ABL Agent or any ABL Claimholder of rights or remedies as a secured creditor (including set-off) with respect to Term Loan Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them or (b) as a result of any ABL Claimholder’s collusion with any Term Loan Grantor in violating the rights of the Term Loan Claimholders (within the meaning of Section 9-332 of the UCC or any similar applicable law) with respect to Term Loan Priority Collateral.

4.3 No Subordination of the Relative Priority of Claims.  The parties agree that the subordination of Liens set forth herein is with respect to the priority of their respective Liens in and to the ABL Collateral only and shall not constitute a subordination of the Term Loan Debt to the ABL Debt or a subordination of the ABL Debt to the Term Loan Debt.

4.4 Non-Lienable Assets.  Notwithstanding anything to the contrary contained herein (including Section 4.3), if any assets, licenses, rights, or privileges of any Grantor are incapable of being the subject of a Lien in favor of a secured party (including because of restrictions under applicable law, the nature of the rights or interests of such Grantor, or the absence of a consent to such Lien by a third party and irrespective of whether the applicable collateral documents attempt (or purport) to encumber such assets, licenses, rights, or privileges (excluding any Term Loan Priority Collateral, the “Inalienable Interests”), then the ABL Agent and the Term Loan Agent agree that any distribution or recovery ABL Agent, or the other ABL Claimholders, or Term Loan Agent, or the other Term Loan Claimholders, may receive with respect to, or that is allocable to, the value of any such Inalienable Interests, or any proceeds thereof, whether received in their capacity as unsecured creditors or otherwise, shall be turned over and applied in accordance with Sections 4.1 and 4.2 as if such distribution or recovery were, or were on account of, ABL Collateral or the proceeds of ABL Collateral.  Until the Payment in Full of ABL Priority Debt occurs, the Term Loan Agent hereby appoints the ABL Agent, and any officer or agent of the ABL Agent, with full power of substitution, the attorney-in-fact of each Term Loan Claimholder for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that the ABL Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest.

4.5 Prepayments.  Except as permitted by Sections 6.6(a)(i) and (ii) of the ABL Credit Agreement (as in effect on the date hereof or as such provisions may be amended or modified with the written consent of Term Loan Agent or the equivalent provision thereof in any other ABL Document), without the prior written consent of ABL Agent, no Term Loan Claimholder will take, demand, or receive from any Grantor any prepayment of principal (whether optional, voluntary, mandatory, or otherwise or by set-off, redemption, defeasance, or other payment or distribution) with respect to any Term Loan Debt; provided, that the foregoing shall not be deemed to restrict any scheduled amortization payments required by the Term Loan Credit Agreement to the extent not in excess of such payments required by the Term Loan Credit Agreement as in effect on the date hereof.  If any such prepayments are received at any time before the Payment in Full of ABL Priority Debt by one or more of the Term Loan Claimholders, then such amounts shall be held in trust for the benefit of the ABL Claimholders and promptly (but in no event later than three Business Days) paid over to ABL Agent for application in accordance with Section 4.1.

SECTION 5.   Releases; Dispositions; Other Agreements.

5.1 Releases.

(a)   Until the Payment in Full of ABL Priority Debt occurs, ABL Agent shall have the exclusive right to make determinations regarding the release or Disposition of any ABL Collateral pursuant to the terms of the ABL Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to Term Loan Agent or any Term Loan Claimholder.

(b) If, in connection with an Enforcement Action by ABL Agent as provided for in Section 3, ABL Agent releases any of its Liens on any part of the ABL Collateral (or such Liens are released by operation of law) or releases any ABL Grantor from its obligations in respect of the ABL Debt, then the Liens of Term Loan Agent on such ABL Collateral shall be automatically, unconditionally, and simultaneously released; provided, that no release of the Liens of Term Loan Agent with respect to any ABL Collateral will be deemed to have occurred (a) upon the Payment in Full of ABL Priority Debt (other than a Payment in Full of ABL Priority Debt occurring as a result of the application of the proceeds of the Disposition of such property to the ABL Priority Debt) or (b) in a Refinancing of ABL Priority Debt with secured indebtedness that is incurred contemporaneously with or promptly after the payment or discharge of such pre-existing ABL Priority Debt and that constitutes ABL Priority Debt.

(c) If, in connection with any Disposition of any ABL Collateral permitted under the terms of the ABL Documents and Term Loan Documents, ABL Agent releases any of its Liens on the portion of the ABL Collateral that is the subject of such Disposition, or releases any ABL Grantor from its obligations in respect of the ABL Debt (if such ABL Grantor is the subject of such Disposition), in each case other than (i) in connection with the Payment in Full of ABL Priority Debt, or (ii) after the occurrence and during the continuance of any Term Loan Default, then the Liens of Term Loan Agent on such ABL Collateral, and the obligations of such Grantor in respect of the Term Loan Debt, shall be automatically, unconditionally, and simultaneously released; provided, that no release of the Liens of Term Loan Agent with respect to any ABL Collateral will be deemed to have occurred in a Refinancing of ABL Priority Debt with secured indebtedness that is incurred contemporaneously with or promptly after the payment or discharge of such pre-existing ABL Priority Debt and that constitutes ABL Priority Debt.

(d) In the event of any private or public Disposition of all or any material portion of the ABL Collateral by one or more ABL Grantors with the consent of ABL Agent after the occurrence and during the continuance of a ABL Default (and prior to the Payment in Full of ABL Priority Debt), which Disposition is conducted by such ABL Grantors with the consent of ABL Agent in connection with good faith efforts by ABL Agent to collect the ABL Priority Debt through the Disposition of ABL Collateral (any such Disposition, a “Default Disposition”), then the Liens of Term Loan Agent on such ABL Collateral shall be automatically, unconditionally, and simultaneously released so long as (i) ABL Agent also releases its Liens on such ABL Collateral, (ii) the net cash proceeds of any such Default Disposition are applied in accordance with Section 4.1 (as if they were proceeds received in connection with an Enforcement Action), and (iii) with respect to ABL Collateral that is subject to Article 9 of the UCC, the ABL Grantors consummating such Default Disposition have conducted such Default Disposition in a commercially reasonable manner as if such Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC.

(e) To the extent that the Liens of Term Loan Agent in and to any ABL Collateral are to be released as provided in this Section 5.1,

(i) Term Loan Agent shall promptly, upon the written request of ABL Agent, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as ABL Agent may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by Term Loan Agent shall not extend to or otherwise affect any of the rights, if any, of Term Loan Agent to the proceeds from any such Disposition of any ABL Collateral,

(ii) from and after the time that the Liens of Term Loan Agent in and to the ABL Collateral are released, Term Loan Agent shall be automatically and irrevocably deemed to have authorized ABL Agent to file UCC amendments releasing the ABL Collateral subject to such Disposition as to UCC financing statements between any ABL Grantor and Term Loan Agent or any other Term Loan Claimholder to evidence such release, and

(iii) in accordance with the provisions of applicable law, the Liens of Term Loan Agent shall automatically attach to any proceeds of any ABL Collateral subject to any such Disposition to the extent not used to repay ABL Priority Debt in accordance with the terms of this Agreement.

(f) Until the Payment in Full of ABL Priority Debt occurs, Term Loan Agent hereby irrevocably constitutes and appoints ABL Agent and any officer or agent of ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Term Loan Agent or such holder or in ABL Agent’s own name, from time to time in ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any financing statement amendments (form UCC3) or any other endorsements or other instruments of transfer or release.

(g) Until the Payment in Full of ABL Priority Debt occurs, to the extent that ABL Agent or the ABL Claimholders (i) have released any Lien on ABL Collateral or any ABL Grantor with respect to the ABL Priority Debt, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor (other than with respect to ABL Foreign Collateral) or obtain a guaranty from any Grantor of the ABL Debt (other than with respect to the ABL Canadian Obligations), then Term Loan Agent, for itself and for the Term Loan Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions to the extent constituting ABL Collateral) of this Agreement, and a guaranty from such Grantor, as the case may be.

(h) Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes ABL Collateral and Term Loan Priority Collateral free and clear of the Liens on such Collateral, then solely for purposes of this Agreement, unless otherwise agreed by ABL Agent and Term Loan Agent, the proceeds of any such Disposition shall be allocated to the ABL Collateral in an amount not less than the sum of (A) the book value determined in accordance with GAAP, but not less than cost, of any ABL Collateral consisting of inventory that is the subject of such Disposition (or, in the case of a Disposition of Equity Interests issued by a Grantor, any ABL Collateral consisting of inventory in which such Grantor has an interest), determined as of the date of such Disposition and (B) the book value determined in accordance with GAAP of any ABL Collateral consisting of accounts that are the subject of such Disposition (or, in the case of a Disposition of Equity Interests issued by a Grantor, any ABL Collateral consisting of accounts in which such Grantor has an interest), determined as of the date of such Disposition.

5.2 Insurance.  Unless and until the Payment in Full of ABL Priority Debt has occurred:

(a) (i) ABL Agent and the ABL Claimholders shall have the sole and exclusive right, subject to the rights of ABL Grantors under the ABL Documents, to adjust and settle any claim under any insurance policy covering the ABL Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of ABL Grantors under the ABL Documents and the Term Loan Documents, first to the ABL Claimholders and the Term Loan Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

(b) if Term Loan Agent or any other Term Loan Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to ABL Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, each of the Agents will receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure ABL Collateral hereunder.  If any insurance claim includes both ABL Collateral and Term Loan Priority Collateral, the insurer will not settle such claim separately with respect to ABL Collateral and Term Loan Priority Collateral, then, solely for the purposes of this Agreement and subject to the rights of the Grantors under the ABL Documents and the Term Loan Documents, the allocation of proceeds of such insurance policy shall be allocated to the ABL Collateral in an amount equal to the sum of (A) the book value determined in accordance with GAAP, but not less than cost, of any ABL Collateral consisting of inventory that is the subject of such loss, determined as of the date of such loss, (B) the book value determined in accordance with GAAP of any ABL Collateral consisting of accounts that are the subject of such loss, determined as of the date of such loss, and (C) the fair market value of all other ABL Collateral that is the subject of such loss, determined as of the date of such loss.

5.3 Amendments; Refinancings; Legend.

(a) The ABL Documents may be amended, supplemented, or otherwise modified in accordance with their terms (including any covenant with the ABL Grantors that restrict modification and amendment of the Term Loan Documents) and the ABL Debt may be Refinanced, in each case without notice to, or the consent of, Term Loan Agent or any other Term Loan Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Term Loan Agent) to the terms of this Agreement; provided further, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of Term Loan Agent (which it shall be authorized to consent to based upon an affirmative vote of the Term Loan Claimholders holding no less than a majority of the debt under the Term Loan Credit Agreement) contravene the provisions of this Agreement.

(b) The Term Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms (including any covenant with the Term Loan Grantors that restrict modification and amendment of the ABL Documents) and the Term Loan Debt may be Refinanced, in each case without notice to, or the consent of, ABL Agent or the ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to ABL Agent) to the terms of this Agreement; provided further, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of ABL Agent (which it shall be authorized to consent to based upon an affirmative vote of the ABL Claimholders holding no less than a majority of the debt under the ABL Credit Agreement) contravene the provisions of this Agreement.

(c) Grantors agree that any Term Loan Collateral Documents shall at all times include the following language (or language to similar effect approved by ABL Agent):

“Anything herein to the contrary notwithstanding, the liens and security interests granted herein, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of February 18, 2014, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Capital Finance, LLC, as ABL Agent, and Deutsche Bank AG New York Branch as Term Loan Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.”

(d) ABL Agent and Term Loan Agent each (i) will use its commercially reasonable efforts to notify the other parties of any written amendment or modification to any ABL Document or any Term Loan Document, as applicable, but the failure to do so will not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party or impact the effectiveness of any such amendment or modification, and (ii) will, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.

5.4 Bailee for Perfection.

(a) ABL Agent and Term Loan Agent each agree to hold or control that part of the ABL Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such ABL Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary representative for Term Loan Agent or ABL Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the ABL Documents, as applicable, subject to the terms and conditions of this Section 5.4.  Unless and until the Payment in Full of ABL Priority Debt, Term Loan Agent agrees to promptly notify ABL Agent of any Pledged Collateral held by it or by any other Term Loan Claimholder, and, immediately upon the request of ABL Agent at any time prior to the Payment in Full of ABL Priority Debt, Term Loan Agent agrees to deliver to ABL Agent any such Pledged Collateral held by it or by any other Term Loan Claimholder, together with any necessary endorsements (or otherwise allow ABL Agent to obtain control of such Pledged Collateral).

(b) ABL Agent shall have no obligation whatsoever to Term Loan Agent or any other Term Loan Claimholder to ensure that the Pledged Collateral is genuine or owned by any of ABL Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Term Loan Agent shall have no obligation whatsoever to ABL Agent or any other ABL Claimholder to ensure that the Pledged Collateral is genuine or owned by any of ABL Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of ABL Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Payment in Full of ABL Priority Debt as provided in Section 5.8.  The duties or responsibilities of Term Loan Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4.

(c) ABL Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of Term Loan Agent or any other Term Loan Claimholder.  Term Loan Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of ABL Agent or any other ABL Claimholder.

(d) Upon the Payment in Full of  ABL Priority Debt, ABL Agent shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral (if any) together with any necessary endorsements, first, to Term Loan Agent to the extent Term Loan Priority Debt remain outstanding as confirmed in writing by Term Loan Agent, second, to the extent that no Term Loan Priority Debt is outstanding and no ABL Priority Debt is outstanding, to ABL Agent to the extent Excess ABL Debt remain outstanding as confirmed in writing by ABL Agent, third, to the extent no ABL Debt remain outstanding, to Term Loan Agent to the extent Excess Term Loan Debt remain outstanding as confirmed in writing by Term Loan Agent, and, fourth, to Borrowers to the extent no ABL Debt or Term Loan Debt remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).  At such time, ABL Agent further agrees to take all other action reasonably requested by Term Loan Agent at the expense of Borrowers (including amending any outstanding control agreements) to enable Term Loan Agent to obtain a first priority security interest in the Pledged Collateral.

5.5 When Payment in Full of ABL Debt Deemed to Not Have Occurred.  If Borrowers enter into any Refinancing of the ABL Debt, then neither a Payment in Full of ABL Priority Debt nor a discharge or payment in full of the Excess ABL Debt shall be deemed to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such ABL Debt shall be treated as ABL Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of ABL Collateral set forth herein, and ABL Agent under the ABL Documents effecting such Refinancing shall be ABL Agent for all purposes of this Agreement.  ABL Agent under such ABL Documents shall agree (in a writing addressed to Term Loan Agent accompanied by a complete copy of the relevant new ABL Documents) to be bound by the terms of this Agreement and Term Loan Agent agrees to acknowledge and accept such writing.

5.6 Purchase Option.

(a) Upon the occurrence and during the continuation of a Triggering Event, then, in any such case, any one or more of the Term Loan Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Loan Claimholder having a ratable right to make the purchase, with each Term Loan Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Loan Claimholder), upon 5 Business Days prior written notice from (or on behalf of) such Term Loan Claimholders (a “Purchase Notice”) to ABL Agent to acquire from the ABL Claimholders all (but not less than all) of the right, title, and interest of the ABL Claimholders in and to the ABL Priority Debt and the ABL Documents.  The Purchase Notice, if given, shall be irrevocable.

(b) On the date specified by Term Loan Agent in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by ABL Agent of the Purchase Notice), the ABL Claimholders shall sell to the purchasing Term Loan Claimholders and the purchasing Term Loan Claimholders shall purchase from the ABL Claimholders, the ABL Priority Debt.

(c) On the date of such purchase and sale, the purchasing Term Loan Claimholders shall

(i) pay to ABL Agent, for the benefit of the ABL Claimholders, as the purchase price therefor, the full amount of all the ABL Priority Debt, other than indemnification obligations for which no claim or demand for payment has been made at such time, and other than ABL Priority Debt cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid,

(ii) furnish cash collateral to ABL Agent in such amounts as ABL Agent determines is reasonably necessary to secure ABL Agent and the ABL Claimholders in respect of (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than the amount required under the ABL Credit Agreement as in effect on the date hereof) of the aggregate undrawn amount of such Letters of Credit) (such cash collateral shall be applied to the reimbursement of any drawing under a Letter of Credit as and when such drawing is paid and, if a Letter of Credit expires undrawn, the cash collateral held by ABL Agent in respect of such Letter of Credit shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders) and (B) Bank Product Obligations (such cash collateral shall be applied to the reimbursement of the Bank Product Obligations as and when such obligations become due and payable and, at such time as all of the Bank Product Obligations are paid in full, the remaining cash collateral held by ABL Agent in respect of Bank Product Obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders), and (C) any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the ABL Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by ABL Agent in respect of indemnification obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Claimholders), in each case in respect of ABL Priority Debt, and

(iii) pay to ABL Agent and the other ABL Claimholders the amount of all expenses to the extent earned or due and payable in accordance with the ABL Documents (including the reimbursement of attorneys’ fees, financial examination expenses, and appraisal fees) and incurred through the date of such purchase.

(d) Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of ABL Agent as ABL Agent may designate in writing to Term Loan Agent for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account later than 2:00 p.m., New York City time.

(e) Anything contained in this paragraph to the contrary notwithstanding, in the event that (i) the purchasing Term Loan Claimholders receive all or a portion of any prepayment premium, make-whole obligation, or early termination fee payable pursuant to any the ABL Documents in cash, (ii) all ABL Debt purchased by such purchasing Term Loan Claimholders including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys’ fees and legal expenses), is repaid in full in cash, and (iii) the ABL Credit Agreement is terminated, in each case, within 180 days following the date on which the purchasing Term Loan Claimholders pay the purchase price described in clauses (c)(i)-(iii) of this Section 5.6, then, within 3 Business Days after receipt by such Term Loan Claimholders of such amounts, the purchasing Term Loan Claimholders shall pay a supplemental purchase price to ABL Agent, for the benefit of the ABL Claimholders, in respect of their purchase under this Section 5.6 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee received by the purchasing Term Loan Claimholders to which the ABL Claimholders would have been entitled to receive had the purchase under this Section 5.6 not occurred.

(f) Such purchase shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by ABL Agent and the other ABL Claimholders as to the ABL Debt so purchased, or otherwise, and without recourse to ABL Agent or any other ABL Claimholder, except that each ABL Claimholder shall represent and warrant:  (i) that the amount quoted by such ABL Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to the purchasing Term Loan Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(g) In the event that any one or more of the Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 5.6, (i) ABL Agent shall have the right, but not the obligation, to immediately resign under the ABL Credit Agreement, and (ii) the purchasing Term Loan Claimholders shall have the right, but not the obligation, to require ABL Agent to immediately resign under the ABL Credit Agreement.

(h) In the event that any one or more of the Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 5.6, (i) the ABL Claimholders shall retain their indemnification rights under the ABL Credit Agreement for actions or other matters arising on or prior to the date of such purchase, and (ii) and in the event that, at the time of such purchase, there exists Excess ABL Debt, the consummation of such purchase option shall not include (nor shall the purchase price be calculated with respect to) such Excess ABL Debt (clauses (i) and (ii), the “Retained Interest”).

(i) In the event that a Retained Interest exists, each ABL Claimholder shall, at the request of the purchasing Term Loan Claimholders, execute an amendment to the ABL Credit Agreement acknowledging that such Retained Interest consisting of Excess ABL Debt is a last-out tranche, payable after Payment in Full of ABL Priority Debt and payment in full in cash of all of the Term Loan Priority Debt.  Interest with respect to such Retained Interest consisting of Excess ABL Debt shall continue to accrue and be payable in accordance with the terms of the ABL Documents, the Retained Interest shall continue to be secured by the ABL Collateral, and the Retained Interest shall be paid (or cash collateralized, as applicable) in accordance with the terms of the ABL Credit Agreement and this Agreement.  Each ABL Claimholder shall continue to have all rights and remedies of a lender under the ABL Credit Agreement and the other ABL Documents; provided, that no ABL Claimholder shall have any right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any ABL Document except that the consent of ABL Agent shall be required for (i) those matters that require the agreement of all lenders under Section 14.1 of the ABL Credit Agreement as in effect on the date hereof and (ii) matters in contravention of the provisions and priorities set forth in this Agreement.

(j) Each ABL Grantor irrevocably consents to any assignment effected to one or more Term Loan Claimholder pursuant to this Section 5.6 for purposes of all ABL Documents and hereby agrees that no further consent from such ABL Grantor shall be required.

5.7 Injunctive Relief.  Should any Term Loan Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the ABL Collateral, or fail to take any action required by this Agreement, ABL Agent or any other ABL Claimholder may obtain relief against such Term Loan Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Term Loan Agent that (a) the ABL Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Term Loan Claimholder waives any defense that such ABL Grantor or the ABL Claimholders cannot demonstrate damage or be made whole by the awarding of damages.  Should any other ABL Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the ABL Collateral, or fail to take any action required by this Agreement, Term Loan Agent or any Term Loan Claimholder (in its or their own name or in the name of any ABL Grantor) or any ABL Grantor may obtain relief against such ABL Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by ABL that (i) the Term Loan Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Claimholder waives any defense that such ABL Grantor or the Term Loan Claimholders cannot demonstrate damage or be made whole by the awarding of damages. ABL Agent and Term Loan Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent or the other ABL Claimholders or Term Loan Agent or the other Term Loan Claimholders, as the case may be.

5.8 Transfer of Pledged Collateral to Term Loan Agent.

(a) ABL Agent hereby agrees that upon the Payment in Full of ABL Priority Debt, to the extent permitted by applicable law, upon the written request of Term Loan Agent (with all costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by ABL Grantors):

(i) ABL Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Term Loan Agent, except in the event and to the extent (A) such ABL Collateral is sold, liquidated, or otherwise disposed of by ABL Agent or any other ABL Claimholder or by an ABL Grantor as provided herein in full or partial satisfaction of any of the ABL Priority Debt or (B) it is otherwise required by any order of any court or other governmental authority or applicable law;  and

(ii) in connection with the terms of any collateral access agreement, whether with a landlord, processor, warehouseman, or other third party or any control agreement, ABL Agent shall notify the other parties thereto that its rights thereunder have been assigned to Term Loan Agent (to the extent such assignment is not prohibited by the terms of such agreement) and shall confirm to such parties that Term Loan Agent is thereafter the “Agent” (or other comparable term) as such term is used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

(b) The foregoing provision shall not impose on ABL Agent or any other ABL Claimholder any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law or give rise to risk of legal liability.

5.9 Set-Off and Tracing of Priority in Proceeds.  ABL Agent and Term Loan Agent, on behalf of the applicable Claimholders, acknowledges and agrees that, to the extent such Agent or any Claimholder for which it is acting as Agent exercises its rights of set-off against any ABL Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.2.  Each Agent, for itself and on behalf of the applicable Claimholders, further agrees that, notwithstanding anything herein to the contrary, prior to an issuance of an Enforcement Notice or the commencement of any Insolvency Proceeding, any proceeds of Collateral, whether or not deposited under account control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

SECTION 6.   Insolvency Proceedings.

6.1 Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2 Financing.  If any ABL Grantor shall be subject to any Insolvency Proceeding and if ABL Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which ABL Agent has a Lien or consents to such ABL Grantor obtaining financing provided under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by ABL Collateral (such financing, a “DIP Financing”), and if such Cash Collateral use or DIP Financing, as applicable, meets the applicable DIP Financing Conditions, then Term Loan Agent unconditionally agrees that it will consent to such Cash Collateral use or raise no objection to such DIP Financing, as applicable, and, if DIP Financing is involved, Term Loan Agent will subordinate its Liens in the ABL Collateral (and in any other assets of the ABL Grantors that may serve as collateral (including avoidance actions, or the proceeds thereof) for such DIP Financing) to the Liens securing such DIP Financing.  If such Cash Collateral use or DIP Financing, as applicable, meets some, but not all, of the applicable DIP Financing Conditions, then Term Loan Agent unconditionally agrees that it will only withhold its consent to such Cash Collateral use or will only raise an objection to such DIP Financing based upon the DIP Financing Condition(s) which are not met and will not withhold its consent or object on any other basis and, if DIP Financing is involved and any permitted objection of Term Loan Agent is withdrawn, overruled, or otherwise eliminated,  Term Loan Agent will subordinate its Liens in the ABL Collateral (and in any other assets of the ABL Grantors that may serve as collateral (including avoidance actions, or the proceeds thereof) for such DIP Financing) to the Liens securing such DIP Financing.  Term Loan Agent agrees that it shall not, and nor shall any of the Term Loan Claimholders, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien on the ABL Collateral senior to or pari passu with the Liens securing the ABL Priority Debt.  If, in connection with any Cash Collateral use or DIP Financing, any Liens on the ABL Collateral held by the ABL Claimholders to secure the ABL Debt are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the ABL Collateral of the Term Loan Claimholders securing the Term Loan Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Collateral of the ABL Claimholders consistent with this Agreement.

6.3 Sales.  Term Loan Agent agrees that it will consent to, and will not object or oppose a motion to Dispose of any ABL Collateral free and clear of the Liens of Term Loan Agent thereon under Section 363 or Section 1129 of the Bankruptcy Code if (a) the ABL Agent has consented to the sale of such ABL Collateral free and clear of the Liens of the ABL Agent, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Term Loan Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Term Loan Claimholders to offset its claim against the purchase price only arises after the ABL Priority Debt has been paid in full in cash), and (c) either (i) pursuant to court order, the Liens of the Term Loan Claimholders attach to the net proceeds of the Disposition with the same priority and validity as the Liens held by the Term Loan Claimholders on such ABL Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the proceeds of the Disposition are applied in accordance with Section 4.1.  The foregoing to the contrary notwithstanding, the Term Loan Claimholders may raise any objections to such Disposition of the ABL Collateral that could be raised by a creditor of ABL Grantors whose claims are not secured by Liens on such ABL Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement, do not include an objection to the proposed bidding procedures, and are not based on their status as secured creditors (without limiting the foregoing, Term Loan Creditors may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to Term Loan Agent in respect of such assets).

6.4 Relief from the Automatic Stay.  Until the Payment in Full of ABL Priority Debt has occurred, Term Loan Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Collateral, without the prior written consent of ABL Agent; provided, that Term Loan Agent may seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Collateral if and to the extent that ABL Agent has obtained relief from or modification of such stay in respect of the ABL Collateral, or (b) oppose any request by the ABL Agent or any other ABL Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Collateral.

6.5 Adequate Protection.

(a) In any Insolvency Proceeding involving a Grantor,

(i) Term Loan Claimholder agrees that it shall not object to or contest, or support any other person objecting or contesting (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to do so):

(A)           any request by any ABL Claimholder prior to the Payment in Full of ABL Priority Debt for adequate protection of their interest in the ABL Collateral, including replacement or additional Liens on post-petition assets; or

(B)           any (x) objection by any ABL Claimholder to any motion, relief, action, or proceeding based on any such ABL Claimholders claiming a lack of adequate protection of its interest in the ABL Collateral, or (y) request by any ABL Claimholder for relief from the automatic stay in respect of the ABL Collateral;

(ii) if any one or more ABL Claimholders are granted adequate protection in the form of an additional or replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, then ABL Agent agrees that Term Loan Agent shall also be entitled to seek, without objection from ABL Claimholders, adequate protection of their interest in the ABL Collateral in the form of an additional or replacement Lien (on such existing or future assets of Grantors), which additional or replacement Lien, if obtained, shall be subordinate to the Liens on such assets securing the ABL Debt (including those under a DIP Financing) on the same basis as the other Liens securing the Term Loan Debt are subordinate to the ABL Debt under this Agreement;

(iii) except as my otherwise be consented to by ABL Agent (acting at the instruction of the requisite ABL Claimholders), no Term Loan Claimholder may seek adequate protection in respect of any interest in the ABL Collateral except for adequate protection permitted pursuant to Section 6.5(a)(iv) or adequate protection in the form of an additional or replacement Lien in and to existing or future assets of Grantors, and Term Loan Agent further agrees that ABL Agent shall also be entitled to seek, without objection from the Term Loan Claimholders, a senior adequate protection Lien in and to such existing or future assets of Grantors as security for the ABL Debt (junior to any Lien in favor of Term Loan Agent to the extent such additional or replace Lien is with respect to the Term Loan Priority Collateral) and that any adequate protection Lien securing the Term Loan Debt shall be subordinated to such senior adequate protection Lien securing the ABL Debt on the same basis as the other Liens securing the Term Loan Debt are subordinated to the Liens securing the ABL Debt under this Agreement;

(iv) if any one or more ABL Claimholders are granted adequate protection in the form of a superpriority or other administrative expense claim in connection with any DIP Financing or use of Cash Collateral, then ABL Agent agrees that Term Loan Agent shall also be entitled to seek, without objection from ABL Claimholders, adequate protection of its interest in the ABL Collateral in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, shall be subordinate to the superpriority or other administrative expense claim of the ABL Claimholders; provided, however, that the Term Loan Agent shall have irrevocably agreed on behalf of the Term Loan Claimholders, pursuant to Section 1129(a)(9) of the Bankruptcy Code (or similar Bankruptcy Law), in any stipulation and/or order granting such adequate protection, that any such subordinated superpriority or other administrative claim granted thereto with respect to their interests in the ABL Collateral may be paid under any plan of reorganization that is accepted by the requisite affirmative vote of all classes composed of the secured claims of ABL Claimholders in any combination of cash, debt, equity or other property having a value as of the effective date of such plan equal to the allowed amount of such claims; and

(v) if any one or more Term Loan Claimholders are granted adequate protection with respect to their interests in the ABL Collateral in the form of a superpriority or other administrative expense claim in connection with any DIP Financing or use of Cash Collateral, then Term Loan Agent agrees that ABL Agent shall also be entitled to seek, without objection from Term Loan Claimholders, adequate protection in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, shall be senior to the superpriority or other administrative expense claim of the Term Loan Claimholders granted with respect to their interests in the ABL Collateral; and

(b) Nothing herein shall prohibit or restrict Term Loan Agent from seeking adequate protection with respect to the interests of Term Loan Claimholders in the Term Loan Priority Collateral, provided that nothing herein shall prohibit or restrict the ABL Agent from objecting to the use of any ABL Collateral or proceeds of any DIP Financing in making any such adequate protection payment in respect of the Term Loan Priority Collateral.

(c) Neither Term Loan Agent nor any other Term Loan Claimholder shall object to, oppose, or challenge the determination of the extent of any Liens held by any of the ABL Claimholders or the value of any claims of ABL Claimholders under Section 506(a) of the Bankruptcy Code or any claim by any ABL Claimholder for allowance in any Insolvency Proceeding of ABL Debt consisting of post-petition interest, fees, or expenses.

(d) Neither ABL Agent nor any other ABL Claimholder shall object to, oppose, or challenge the determination of the extent of any Liens held by any of the Term Loan Claimholders or the value of any claims of Term Loan Claimholders under Section 506(a) of the Bankruptcy Code or any claim by any Term Loan Claimholder for allowance in any Insolvency Proceeding of Term Loan Debt consisting of post-petition interest, fees, or expenses.

6.6 Specific Sections of the Bankruptcy Code.  Term Loan Agent shall not object to, oppose, support any objection, or take any other action to impede, the right of any ABL Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code with respect to the ABL Collateral.  The Term Loan Claimholders waive any claim they may hereafter have against any ABL Claimholder arising out of the election by any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to the ABL Collateral.  The Term Loan Claimholders agree that they will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may have to assert or support the assertion of any claim under Section 506(c) or the “equities of the case” exception of Section 552(b) of the Bankruptcy Code as against any ABL Claimholder or any of the ABL Collateral to the extent securing the ABL Debt.

6.7 No Waiver.  Subject to Section 3.1(a) and the other provisions of this Section 6, nothing contained herein shall prohibit or in any way limit any ABL Claimholder from objecting in any Insolvency Proceeding involving any Grantor to any action taken by any Term Loan Claimholder with respect to ABL Collateral.  Except as may otherwise be expressly set forth herein, nothing herein shall prohibit or in any way limit any Term Loan Claimholder from taking any action with respect to the Term Loan Priority Collateral in any Insolvency Proceeding involving any Grantor, including the seeking by any Term Loan Claimholder of adequate protection or the assertion by any Term Loan Claimholder of any of its rights and remedies under the Term Loan Documents with respect to the Term Loan Priority Collateral.

6.8 Avoidance Issues.  If any ABL Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Grantor any amount paid in respect of ABL Debt (or if any ABL Claimholder elects to do so upon the advice of counsel) (a “Recovery”), then such ABL Claimholder shall be entitled to a reinstatement of the ABL Debt with respect to all such amounts, and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and, to the extent the ABL Cap was decreased in connection with such payment of the ABL Debt, the ABL Cap shall be increased to such extent.

6.9 Plan of Reorganization.

(a) If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan, both on account of ABL Debt and on account of Term Loan Debt, then, to the extent the debt obligations distributed on account of the ABL Debt and on account of the Term Loan Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations; provided, however, that to the extent any such debt obligations are secured by Term Loan Priority Collateral, then the Liens securing the ABL Debt shall be junior to the Liens securing the Term Loan Debt on the same basis that the Lien in the ABL Collateral securing the Term Loan Debt are junior to the Liens in the ABL Collateral securing the ABL Priority Debt hereunder.

(b) The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Term Loan Claimholders agree that they will not propose, support, or vote in favor of any plan of reorganization of a Grantor that is inconsistent with the priorities or other provisions of this Agreement.

(c) Unless and until the Payment in Full of ABL Priority Debt has occurred and except as otherwise expressly provided in Section 2.1 and this Section 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by Term Loan Agent or any other Term Loan Claimholder on account of their interest in the ABL Collateral and constituting Term Loan Secured Claims in connection with such Insolvency Proceeding, then such distribution shall be segregated and held in trust and forthwith paid over to ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Except as otherwise provided in Section 6.5 and Section 6.9(a) hereof, unless and until the Payment in Full of ABL Priority Debt  has occurred, the Term Loan Agent and each other Term Loan Claimholder shall be required to turnover to the ABL Agent and the ABL Agent shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1 any cash or non-cash distribution received by the Term Loan Claimholders on account of their interests in the ABL Collateral and constituting Term Loan Secured Claims pursuant to a confirmed plan of reorganization of a Grantor irrespective of whether such plan of reorganization (or any Final Order in respect thereof) purports to find that the distribution to the ABL Claimholders pays the ABL Priority Debt in full, unless such distribution is made under a confirmed plan of reorganization of such Grantor that is accepted by the requisite affirmative vote of all classes composed of the secured claims of the ABL Claimholders or otherwise provides for the Payment in Full of ABL Priority Debt.  Term Loan Agent irrevocably authorizes and empowers ABL Agent, in the name of each Term Loan Claimholder, to demand, sue for, collect, and receive any and all such distributions on account of the interests of the Term Loan Claimholders in the ABL Collateral and constituting Term Loan Secured Claim to which the ABL Claimholders are entitled hereunder.  In furtherance of the foregoing, ABL Agent is hereby authorized to make any such endorsements as agent for Term Loan Agent or any such Term Loan Claimholders.  This authorization is coupled with an interest and is irrevocable until the Payment in Full of ABL Priority Debt.  Nothing in this Agreement prohibits or limits the right of a Term Loan Claimholder to receive and retain any cash, debt, or equity securities on account of Term Loan Deficiency Claims or otherwise from the Term Loan Priority Collateral. To the extent that the confirmed plan of reorganization does not specify whether the Term Loan Claimholders are receiving any particular distribution, in whole or in part, on account of their Term Loan Deficiency Claims, such distribution shall be conclusively presumed to be on account of their Term Loan Secured Claims.

SECTION 7.   Reliance; Waivers; Etc.

7.1 Reliance.  Other than any reliance on the terms of this Agreement, ABL Agent acknowledges that it and such ABL Claimholders have, independently and without reliance on Term Loan Agent or any other Term Loan Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Credit Agreement or this Agreement.  Term Loan Agent acknowledges that it and the Term Loan Claimholders have, independently and without reliance on ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2 No Warranties or Liability.  ABL Agent acknowledges and agrees that each of Term Loan Agent and the other Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Term Loan Agent acknowledges and agrees that ABL Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Term Loan Agent and the other Term Loan Claimholders shall have no duty to ABL Agent or any other ABL Claimholder, and ABL Agent and the other ABL Claimholders shall have no duty to Term Loan Agent or any other Term Loan Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of ABL Agent or any other ABL Claimholder to enforce any provision of this Agreement or any ABL Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by ABL Agent or any other ABL Claimholder, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the ABL Documents or any of the Term Loan Documents, regardless of any knowledge thereof which ABL Agent or any other ABL Claimholder may have (or be otherwise charged with).

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of ABL Grantors under the ABL Documents and subject to the provisions of Section 5.3(a)), ABL Agent and the other ABL Claimholders may, at any time and from time to time in accordance with the ABL Documents or applicable law, without the consent of, or notice to, Term Loan Agent or any other Term Loan Claimholder, without incurring any liabilities to Term Loan Agent or any other Term Loan Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Term Loan Agent or any other Term Loan Claimholder is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Term Loan Agent:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the ABL Debt or any Lien on any ABL Collateral or guarantee thereof or any liability of any ABL Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Debt, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by ABL Agent or any other ABL Claimholder, the ABL Debt, or any of the ABL Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the ABL Collateral or any liability of any ABL Grantor to ABL Agent or any other ABL Claimholders, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any ABL Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Debt) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any ABL Grantor or any other person, elect any remedy and otherwise deal freely with any ABL Grantor or any ABL Collateral and any security and any guarantor or any liability of any ABL Grantor to ABL Agent or any other ABL Claimholder or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise provided herein, Term Loan Agent also agrees that ABL Agent and the other ABL Claimholders shall have no liability to Term Loan Agent or any other Term Loan Claimholder, and Term Loan Agent hereby waives any claim against ABL Agent or any other ABL Claimholder arising out of any and all actions which ABL Agent or any other ABL Claimholder may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the ABL Documents;

(ii) the collection of the ABL Debt; or

(iii) the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any ABL Collateral.  Term Loan Agent agrees that ABL Agent and the other ABL Claimholders have no duty to them in respect of the maintenance or preservation of the ABL Collateral, the ABL Debt, or otherwise.

(d) Until the Payment in Full of ABL Priority Debt, Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements, and obligations of ABL Agent and the other ABL Claimholders and Term Loan Agent and the other Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Documents or any Term Loan Documents;

(b) except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Debt or Term Loan Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Loan Document;

(c) except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Debt or Term Loan Debt or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to any Grantor in respect of the ABL Debt, the ABL Agent, any other ABL Claimholder, the Term Loan Debt, the Term Loan Agent, or any other Term Loan Claimholder.

SECTION 8.   Representations and Warranties.

8.1 Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)           Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)           This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)           The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2 Representations and Warranties of Each Agent.  ABL Agent and Term Loan Agent each represents and warrants to the other that it has been authorized by the ABL Claimholders or the Term Loan Claimholders, as applicable, under the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the ABL Lenders or Term Loan Lenders, as applicable, as fully as if they were parties hereto.

8.3 Survival.  All representations and warranties made by one party hereto in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party.

SECTION 9.   Miscellaneous.

9.1 Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the ABL Claimholders may continue, at any time and without notice to Term Loan Agent or any other Term Loan Claimholder, to extend credit and other financial accommodations to or for the benefit of any ABL Grantor constituting ABL Priority Debt in reliance hereof.  Term Loan Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a) with respect to ABL Agent, the other ABL Claimholders, and the ABL Debt, on the date that the ABL Debt is paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to Borrowers are terminated or have expired; and

(b) with respect to Term Loan Agent, the other Term Loan Claimholders, and the Term Loan Debt, on the date that the Term Loan Debt is paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to Parent is terminated or have expired.

9.3 Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of ABL Agent and Term Loan Agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided, that, it is understood and agreed to the extent that the Term Loan Agent in its discretion determines that a supplemental agreement is necessary or appropriate to facilitate having additional indebtedness, any refinancing or replacement of existing Term Loan Debt to become subject to the terms hereof (“Additional Debt”), Term Loan Agent may enter into such supplemental agreement without the consent of any other ABL Lender or Term Loan Claimholder; provided that (i) such supplemental agreement is in form and substance reasonably acceptable to ABL Agent (such acceptance shall not be unreasonably withheld, delayed, or conditioned) and (ii) such Additional Debt constitutes Term Loan Debt hereunder.

9.4 Information Concerning Financial Condition of the Parent and its Subsidiaries.  ABL Agent and the other ABL Claimholders, on the one hand, and Term Loan Agent and the other Term Loan Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent and its Subsidiaries and all endorsers or guarantors of the ABL Debt or the Term Loan Debt and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Debt or the Term Loan Debt.  ABL Agent and the other ABL Claimholders shall have no duty to advise Term Loan Agent or any other Term Loan Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  Term Loan Agent and the other Term Loan Claimholders shall have no duty to advise ABL Agent or any other ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event ABL Agent or any other ABL Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to Term Loan Agent or any other Term Loan Claimholder, it or they shall be under no obligation:

(a) to make, and ABL Agent and the other ABL Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation.  With respect to any payments or distributions in cash, property, or other assets that Term Loan Agent or any other Term Loan Claimholder pays over to ABL Agent or any other ABL Claimholder under the terms of this Agreement, Term Loan Agent and the other Term Loan Claimholders shall be subrogated to the rights of ABL Agent and the other ABL Claimholders; provided, that Term Loan Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Payment in Full of ABL Priority Debt has occurred.  Any payments or distributions in cash, property or other assets received by Term Loan Agent or any other Term Loan Claimholder that are paid over to ABL Agent or the ABL Claimholders pursuant to this Agreement shall not reduce any of the Term Loan Debt.

9.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS, COUNTY OF COOK, AND CITY OF CHICAGO.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY ABL AGENT AND TERM LOAN AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7 Notices.  All notices to the Term Loan Claimholders and the ABL Claimholders permitted or required under this Agreement shall also be sent to Term Loan Agent and ABL Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as may be designated by such party in a written notice to all of the other parties.

9.8 Further Assurances.  ABL Agent and Term Loan Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as ABL Agent or Term Loan Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrowers.  In furtherance of the foregoing, (a) the ABL Agent agrees that, if there is a Refinancing of the Term Loan Debt and if the agent or other representative of the holders of the indebtedness that Refinances the Term Loan Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative, and (b) the Term Loan Agent agrees that if there is a Refinancing of the ABL Debt and if the agent or other representative of the holders of the indebtedness that Refinances the ABL Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative.

9.9 APPLICABLE LAW.  THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS.  EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT RELATES TO A TRANSACTION COVERING IN THE AGGREGATE NOT LESS THAN $250,000.

9.10 Binding on Successors and Assigns.  This Agreement shall be binding upon ABL Agent, the ABL Claimholders, Term Loan Agent, the Term Loan Claimholders, and their respective successors and assigns.

9.11 Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12 Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13 No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the ABL Claimholders and the Term Loan Claimholders.  In no event shall any Grantor be a third party beneficiary of this Agreement.

9.14 Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of ABL Agent and the other ABL Claimholders, on the one hand, and Term Loan Agent and the other Term Loan Claimholders on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between ABL Grantors and ABL Agent and the other ABL Claimholders, or as between Term Loan Grantors and Term Loan Agent and the other Term Loan Claimholders, the obligations of the respective Grantors to pay principal, interest, fees and other amounts as provided in the ABL Documents and the Term Loan Documents, respectively.

9.15 Costs and Attorneys’ Fees.  In the event it becomes necessary for ABL Agent, any other ABL Claimholder, Term Loan Agent, or any other Term Loan Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16 Integration.  This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

9.17 Reciprocal Rights.    The parties agree that the provisions of Sections 2.3, 2.4(b), 3, 4.2, 5.1, 5.2, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9(b) and 9.5, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the ABL Agent and the other ABL Claimholders with respect to the ABL Debt, on the one hand, and the Term Loan Agent and the other Term Loan Claimholders with respect to the Term Loan Debt, on the other hand, (a) shall, from and after the Payment in Full of ABL Priority Debt and until the payment in full in cash of the Term Loan Priority Debt, apply to and govern, mutatis mutandis, the relationship between the Term Loan Agent and the other Term Loan Claimholders with respect to the Term Loan Priority Debt, on the one hand, and the ABL Agent and the other ABL Claimholders with respect to the Excess ABL Debt, on the other hand, and (b) shall, from and after both the Payment in Full of ABL Priority Debt and the payment in full in cash of Term Loan Priority Debt, and until the payment in full in cash of the Excess ABL Debt and the termination or expiration of all commitments, if any, to extend credit that would constitute Excess ABL Debt, apply to and govern, mutatis mutandis, the relationship between the ABL Agent and the other ABL Claimholders with respect to the Excess ABL Debt, on the one hand, and the Term Loan Agent and the other Term Loan Claimholders with respect to the Excess Term Loan Debt, on the other hand.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as ABL Agent By: /s/ Laura Wheeland Name: Laura Wheeland Title: Director
DEUTSCHE BANK AG NEW YORK BRANCH, as Term Loan Agent By: /s/ Marcus M. Tarkington \Name: Marcus M. Tarkington Title: Director By: /s/ Dusan Lazarov Name: Dusan Lazarov Title: Director

Signature Page to Intercreditor Agreement

ACKNOWLEDGMENT

Parent and each of Parent’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and agree to recognize all rights granted by the Initial Intercreditor Agreement to ABL Agent, the other ABL Claimholders, Term Loan Agent, and the other Term Loan Claimholders, waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of ABL Collateral in accordance with the provisions of the Initial Intercreditor Agreement, agree that they will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Initial Intercreditor Agreement.  Parent and each of Parent’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

KRONOS WORLDWIDE, INC., a Delaware corporation By: /s/ John A. St. Wrba Name: John A. St. Wrba Title: Vice President & Treasurer
KRONOS LOUISIANA, INC., a Delaware corporation By: /s/ John A. St. Wrba Name: John A. St. Wrba Title: Vice President & Treasurer
KRONOS (US), INC., a Delaware corporation By: /s/ John A. St. Wrba Name: John A. St. Wrba Title: Vice President & Treasurer

Acknowledgement Page to Intercreditor Agreement